                                                                  EXHIBIT (c)(5)

                              TOKHEIM CORPORATION

                           Senior Subordinated Notes

                                   INDENTURE

                        Dated as of September 30, 1998

                        HARRIS TRUST AND SAVINGS BANK,

                                    Trustee
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                               TABLE OF CONTENTS

ARTICLE I  DEFINITIONS AND INCORPORATION BY REFERENCE........................  1

     SECTION 1.01.  Definitions..............................................  1

     SECTION 1.02.  Other Definitions........................................ 20

     SECTION 1.03.  Incorporation by Reference of Trust Indenture Act........ 21

     SECTION 1.04.  Rules of Construction.................................... 22

ARTICLE II  THE SENIOR SUBORDINATED SECURITIES............................... 22

     SECTION 2.01.  Form and Dating; Issuance................................ 22

     SECTION 2.02.  Execution and Authentication............................. 23

     SECTION 2.03.  Registrar and Paying Agent............................... 24

     SECTION 2.04.  Paying Agent To Hold Money in Trust...................... 25

     SECTION 2.05.  Senior Subordinated Securityholder Lists................. 26

     SECTION 2.06.  Registration of Transfer and Exchange.................... 26

     SECTION 2.07.  Replacement Senior Subordinated Securities............... 27

     SECTION 2.08.  Outstanding Senior Subordinated Securities............... 27

     SECTION 2.09.  Temporary Senior Subordinated Securities................. 28

     SECTION 2.10.  Cancellation............................................. 28

     SECTION 2.11.  Defaulted Interest....................................... 28

     SECTION 2.12.  CUSIP Numbers............................................ 28

     SECTION 2.13.  Book-Entry Provisions for Global Senior Subordinated
                    Securities............................................... 29

     SECTION 2.14.  Special Transfer Provisions.............................. 30

ARTICLE III  REDEMPTION...................................................... 30

     SECTION 3.01.  Notices to Trustee....................................... 30

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     SECTION 3.02.  Selection............................................... 30

     SECTION 3.03.  Notice.................................................. 31

     SECTION 3.04.  Effect of Notice of Redemption.......................... 32

     SECTION 3.05.  Deposit of Redemption Price............................. 32

     SECTION 3.06.  Senior Subordinated Securities Redeemed in Part......... 32

     SECTION 3.07.  Optional Redemption..................................... 32

     SECTION 3.08.  Mandatory Redemption.................................... 32

ARTICLE IV  COVENANTS....................................................... 33

     SECTION 4.01.  Payment of Senior Subordinated Securities............... 33

     SECTION 4.02.  Reports................................................. 33

     SECTION 4.03.  Incurrence of Indebtedness.............................. 33

     SECTION 4.05.  Dividend and Other Payment Restrictions Affecting
                    Subsidiaries............................................ 35

     SECTION 4.06.  Asset Sales............................................. 35

     SECTION 4.07.  Transactions with Affiliates............................ 38

     SECTION 4.08.  Change of Control....................................... 39

     SECTION 4.09.  Compliance Certificate.................................. 41

     SECTION 4.10.  Preferred Stock of Subsidiaries......................... 42

     SECTION 4.11.  Liens................................................... 42

     SECTION 4.12.  Additional Subsidiary Guarantees........................ 42

     SECTION 4.13.  No Layering............................................. 42

ARTICLE V  SUCCESSOR COMPANY................................................ 43

     SECTION 5.01.  Merger, Consolidation or Sale of All or
                    Substantially All Assets of the Company................. 43

     SECTION 5.02.  Merger, Consolidation or Sale of All or
                    Substantially All Assets of a Guarantor................. 44

ARTICLE VI  DEFAULTS AND REMEDIES........................................... 44

     SECTION 6.01.  Events of Default and Remedies.......................... 44
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     SECTION 6.02.  Acceleration.............................................46

     SECTION 6.03.  Other Remedies...........................................46

     SECTION 6.04.  Waiver of Past Defaults..................................46

     SECTION 6.05.  Control by Majority......................................47

     SECTION 6.06.  Limitation on Suits......................................47

     SECTION 6.07.  Rights of Holders to Receive Payment.....................48

     SECTION 6.08.  Collection Suit by Trustee...............................48

     SECTION 6.09.  Trustee May File Proofs of Claim.........................48

     SECTION 6.10.  Priorities...............................................48

     SECTION 6.11.  Undertaking for Costs....................................49

     SECTION 6.12.  Waiver of Stay or Extension Laws.........................49

ARTICLE VII  THE TRUSTEE.....................................................49

     SECTION 7.01.  Duties of Trustee........................................49

     SECTION 7.02.  Rights of Trustee........................................50

     SECTION 7.03.  Individual Rights of Trustee.............................51

     SECTION 7.04.  Trustee's Disclaimer.....................................51

     SECTION 7.05.  Notice of Defaults.......................................51

     SECTION 7.06.  Reports by Trustee to Holders............................52

     SECTION 7.07.  Compensation and Indemnity...............................52

     SECTION 7.08.  Replacement of Trustee...................................53

     SECTION 7.09.  Successor Trustee by Merger..............................54

     SECTION 7.10.  Eligibility; Disqualification............................54

     SECTION 7.11.  Preferential Collection of Claims Against Company........54

ARTICLE VIII  DISCHARGE OF INDENTURE; DEFEASANCE.............................55

     SECTION 8.01.  Legal Defeasance and Covenant Defeasance.................55

     SECTION 8.02.  Conditions to Legal or Covenant Defeasance...............56
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
     SECTION 8.03.  Deposited Money and Government Senior Subordinated
          Securities to be Held in Trust; Other Miscellaneous Provisions.....57

     SECTION 8.04.  Repayment to Company.....................................57

     SECTION 8.05.  Reinstatement............................................57

     SECTION 8.06.  Satisfaction and Discharge of Indenture..................58

ARTICLE IX  AMENDMENTS.......................................................59

     SECTION 9.01.  Without Consent of Holders...............................59

     SECTION 9.02.  With Consent of Holders..................................60

     SECTION 9.03.  Compliance with Trust Indenture Act......................61

     SECTION 9.04.  Revocation and Effect of Consents and Waivers............61

     SECTION 9.05.  Notation on or Exchange of Senior Subordinated
           Securities........................................................61

     SECTION 9.06.  Trustee To Sign Amendments...............................62

     SECTION 9.07.  Payment for Consent......................................62

ARTICLE X  SUBORDINATION.....................................................62

     SECTION 10.01.  Agreement To Subordinate................................62

     SECTION 10.02.  Liquidation, Dissolution, Bankruptcy....................62

     SECTION 10.03.  Default on Senior Debt..................................63

     SECTION 10.04.  Acceleration of Payment of Senior Subordinated
          Securities.........................................................63

     SECTION 10.05.  When Distribution Must Be Paid Over.....................64

     SECTION 10.06.  Subrogation.............................................64

     SECTION 10.07.  Relative Rights.........................................64

     SECTION 10.08.  Subordination May Not Be Impaired by Company............64

     SECTION 10.09.  Rights of Trustee and Paying Agent......................64

     SECTION 10.10.  Distribution or Notice to Representative................65
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
ARTICLE X  NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE.....65

     SECTION 10.12.  Trust Funds Not Subordinated............................65

     SECTION 10.13.  Trustee Entitled To Rely................................65

     SECTION 10.14.  Trustee To Effectuate Subordination.....................66

     SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Debt........66

     SECTION 10.16.  Reliance by Holders of Senior Debt on Subordination
          Provisions.........................................................66

     SECTION 10.17.  Trustee's Compensation Not Prejudiced...................66

ARTICLE XI  SUBSIDIARY GUARANTEES............................................66

     SECTION 11.01.  Subsidiary Guarantees...................................66

     SECTION 11.02.  Limitation on Liability.................................68

     SECTION 11.03.  Successors and Assigns..................................68

     SECTION 11.04.  No Waiver...............................................69

     SECTION 11.05.  Modification............................................69

ARTICLE XII  SUBORDINATION OF THE SUBSIDIARY GUARANTEES......................69

     SECTION 12.01.  Agreement To Subordinate................................69

     SECTION 12.02.  Liquidation, Dissolution, Bankruptcy....................69

     SECTION 12.03.  Default on Guarantor Senior Debt........................70

     SECTION 12.04.  Demand for Payment......................................70

     SECTION 12.05.  When Distribution Must Be Paid Over.....................71

     SECTION 12.06.  Subrogation.............................................71

     SECTION 12.07.  Relative Rights.........................................71

     SECTION 12.08.  Subordination May Not Be Impaired by a Guarantor........71

     SECTION 12.09.  Rights of Trustee and Paying Agent......................71

     SECTION 12.10.  Distribution or Notice to Representative................72
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
     SECTION 12.11.  Article XII Not To Prevent Events of Default or
          Limit Right To Accelerate.........................................72

     SECTION 12.12.  Trustee Entitled To Rely...............................72

     SECTION 12.13.  Trustee To Effectuate Subordination....................73

     SECTION 12.14.  Trustee Not Fiduciary for Holders of Senior Debt of a
          Guarantor.........................................................73

     SECTION 12.15.  Reliance by Holders of Guarantor Senior Debt on
          Subordination Provisions..........................................73

ARTICLE XIII  MISCELLANEOUS.................................................73

     SECTION 13.01.  Trust Indenture Act Controls...........................73

     SECTION 13.02.  Notices................................................73

     SECTION 13.03.  Communication by Holders with Other Holders............74

     SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.....74

     SECTION 13.05.  Statements Required in Certificate or Opinion..........75

     SECTION 13.06.  When Senior Subordinated Securities Disregarded........75

     SECTION 13.07.  Rules by Trustee, Paying Agent and Registrar...........75

     SECTION 13.08.  Legal Holidays.........................................75

     SECTION 13.09.  GOVERNING LAW..........................................76

     SECTION 13.10.  No Recourse Against Others.............................76

     SECTION 13.11.  Successors.............................................76

     SECTION 13.12.  Multiple Originals.....................................76

     SECTION 13.13.  Table of Contents; Headings............................76
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     INDENTURE, dated as of September 30, 1998, among TOKHEIM CORPORATION, an
Indiana corporation (the "Company"), Management Solutions, Inc., a Colorado corporation, Tokheim Equipment Corporation, a Delaware corporation, Tokheim RPS, LLC, a Delaware corporation, Sunbelt Hose & Petroleum Equipment, Inc., a Georgia corporation, Envirotronic Systems, Inc., an Indiana corporation, Gasboy International, Inc., a Pennsylvania corporation, Tokheim Automation Corporation, a Texas corporation, Tokheim Investment Corp., a Texas corporation, as guarantors (collectively, the "Initial Guarantors"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 12% Senior Subordinated Notes due January 28, 1999 (the "Senior Subordinated Notes") issued on the date hereof, (ii) any Roll-Over Notes (as defined herein) that may be issued upon the Stated Maturity (as defined herein) of the Senior Subordinated Notes and (iii) any Exchange Notes (as defined herein) if and when issued as provided in the Registration Rights Agreement (as defined herein) in exchange for any Roll-Over Notes. The Senior Subordinated Notes, any Roll-Over Notes and any Exchange Notes are collectively referred to as the "Senior Subordinated Securities".

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

     SECTION 1.01.  Definitions.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

     "Acquisition" means the acquisition by the Company of the fuel dispenser, systems and services business of Schlumberger.

     "Additional Exchange Note" means any Exchange Note issued in lieu of cash payment of interest accrued on any outstanding Exchange Note (including on any Additional Exchange Note) pursuant hereto.

     "Additional Roll-Over Note" means any Roll-Over Note issued in lieu of cash payment of interest accrued on any outstanding Roll-Over Note (including on any Additional Roll-Over Note) pursuant hereto and thereto.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; provided, however, that neither Schlumberger nor any of its

Affiliates shall be deemed to be an Affiliate of the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, or
(b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of (a) any Capital Stock of any Subsidiary of the Company or (b) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $500,000 and (ii) the sale, lease, conveyance, disposition or other transfer (w) of all or substantially all of the assets of the Company as permitted under
Section 5.01, (x) pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of the Company or any Subsidiary of the Company with a Lien on such assets, which Lien is permitted under Section 4.11; provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any bankruptcy law, (y) involving only Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company or (z) involving only the lease or sublease of any real or personal property in the ordinary course of business.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York or the City of Chicago, Illinois are authorized or required by law to close.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of one or more of the following events: (i) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (ii) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act shall become the owner, directly or indirectly, beneficially or of record, of shares representing either more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or more than 40% of the aggregate issued and outstanding Common Stock of the Company; or (iii) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "Code" means the Internal Revenue Code of 1986, as amended.

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     "Commodity Hedging Agreement" means any futures contract or other similar agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in commodities prices.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Earnings and (ii) to the extent Consolidated Net Earnings has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business or other transactions the effect of which has been excluded from Consolidated Net Earnings), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Earnings for such period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four most recent full fiscal quarters for which financial information is available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the Incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital or revolving credit facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includible pursuant to the definition of "Consolidated Net Earnings") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the Incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly Incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and its Subsidiaries (other than dividends paid in Qualified Capital Stock of the Company or dividends to the extent payable to the Company or its Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period times (other than in the case of Preferred Stock of such Person and its Subsidiaries for which the dividends are tax deductible for federal income tax purposes) (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (a) any amortization of debt discount (but excluding the amortization of debt issuance costs), (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Earnings" means, with respect to any Person, for any period, the aggregate net earnings (or loss) of such Person and its Subsidiaries for such period on a consolidated basis (before preferred stock dividend requirements), determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net earnings of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net earnings (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net earnings of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Earnings accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (i) all gains or losses from the cumulative effect of any change in accounting principles.

     "Consolidated Net Worth" of any Person means the consolidated shareholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Earnings of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve relating to possible cash charges or expenditures for any future or past period).

     "Credit Agreement" means the Credit Agreement among the Company, certain of its Subsidiaries, the lenders party thereto in their capacities as lenders thereunder and The First National Bank of Chicago, as administrative agent, together with the related documents thereto (including any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under Section 4.03) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Custodian" means the custodian with respect to any Global Senior Subordinated Security (as appointed by the Depository), or any successor entity thereto as provided in Section 2.03.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Depository" means, with respect to the Senior Subordinated Securities issuable or issued in whole or in part in global form, the person specified in
Section 2.03 as the Depository with respect to the Senior Subordinated Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depository" shall mean or include such successor.

     "Designated Senior Debt" means (i) Indebtedness under or in respect of the Credit Agreement or the ESOP Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

     "Designated Guarantor Senior Debt" means (i) Indebtedness of a Guarantor under or in respect of the Credit Agreement or the ESOP Credit Agreement and
(ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Guarantor Senior Debt" by the Guarantor.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Senior Subordinated Securities.

     "ESOP Credit Agreement" means that certain credit agreement among the Company, the Tokheim Employee Stock Ownership Plan, NBD Bank, N.A., and certain other banks, together with the related documents thereto (including any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under Section 4.03) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Escrow Agent" means Bankers Trust Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Exchange Notes" means any of the Senior Subordinated Securities issued in exchange for Roll-Over Notes pursuant to an exchange offer conducted by the Company in compliance with the provisions of the Registration Rights Agreement.

     "Exchange Offer" means an offer to exchange Exchange Notes for Roll-Over Notes pursuant to the Registration Rights Agreement.

     "Exchange Offer Registration Statement" means a registration statement filed by the Company with the Commission as required by Section 1 of the Registration Rights Agreement.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arms'-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

     "Global Senior Subordinated Security" means a Senior Subordinated Security that is in the form of Exhibit A, Exhibit B or Exhibit C hereto that includes the Global Senior Subordinated Securities Legend therein.

     "Global Senior Subordinated Securities Legend" means the legend set forth in the first paragraph of Exhibit A.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantor Senior Debt" means, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other Obligations with respect to, any Indebtedness of the Guarantors, whether outstanding on the Issue Date or thereafter created, Incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Senior Subordinated Securities. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other monetary obligations of the Guarantors owing in respect of, Guarantees of (w) the Senior Notes issued on the Issue Date in the amount of $22.5 million (including any Refinancing thereof, the "Senior Notes"), (x) the Credit Agreement and the ESOP Credit Agreement, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) Currency Agreements, in each case whether outstanding on the Issue Date or thereafter Incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (i) any Indebtedness of a Guarantor to a Subsidiary of the Guarantor, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Guarantor or any Subsidiary of the Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts Incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Guarantors, (vi) Indebtedness Incurred in violation of the provisions of
Section 4.03, (vii) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company, other than the Senior Notes.

     "Holder" or "Senior Subordinated Securityholder" means the Person in whose name a Senior Subordinated Security is registered on the Registrar's books.

     "Indebtedness" means with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all indebtedness or other obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all indebtedness for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all indebtedness of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all indebtedness under Currency Agreements and Interest Swap Agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant any provision hereof, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Maturity Date" means January 28, 1999, the maturity date of the Senior Subordinated Notes.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. For the purposes of Section 4.04, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such
Investment: provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Earnings.

     "Issue Date" means the date of original issuance of the Senior Subordinated Notes.

     "Junior Subordinated Notes" means the Company's 12% Junior Subordinated Notes due September 30, 2008 issued pursuant to the Securities Purchase Agreement in partial payment of the Company's obligations under the Purchase Agreement.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting, brokerage and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Indebtedness" means, without duplication, each of the following:

     (i) Indebtedness under the Senior Subordinated Securities and this Indenture, and Indebtedness Incurred after the Issue Date in connection with a mandatory redemption of the Senior Subordinated Indebtedness pursuant to Section 3.08;

     (ii) Indebtedness Incurred pursuant to the Credit Agreement, the ESOP Credit Agreement and the Senior Notes in an aggregate principal amount at any time outstanding not to exceed (A) $7.62 million with respect to the Indebtedness under the ESOP Credit Agreement, less the amount of all mandatory principal payments, if any (excluding any such payments to the extent refinanced at the time of payment under a replaced ESOP Credit Agreement), (B) $250.0 million in the aggregate with respect to Indebtedness under the Credit Agreement, reduced by any required permanent repayments, if any (which are accompanied by a corresponding permanent commitment reduction), thereunder and (C) $22.5 million with respect to the Senior Notes;

     (iii) Other Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date (after giving effect to the Acquisition), including the Junior Subordinated Notes and bank overdrafts and any indebtedness with respect to the 11 1/2% Notes not repurchased, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

     (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that (x) such Interest Swap Obligations are designed to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness Incurred in accordance with the Indenture (and are used for bona fide hedging, and not speculative, purposes); and (y) the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates at the time entered into;

     (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements
     (i) are designed to protect against fluctuations in currency value (and are used for bona fide hedging, and not speculative, purposes) and (ii) do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

     (vi) Indebtedness of a Wholly Owned Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Subsidiary of the Company other than a Lien required under the Credit Agreement; provided that if as of any date any Person other than the Company or a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

     (vii) Indebtedness of the Company to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Subsidiary of the Company, in each case subject to no Lien other than a Lien required under the Credit Agreement; provided that (a) any Indebtedness of the Company to any

     Wholly Owned Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Senior Subordinated Securities and (b) if as of any date any Person other than a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

     (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten business days of Incurrence;

     (ix) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

     (x) Refinancing Indebtedness;

     (xi) Indebtedness Incurred by the Company or any Subsidiary of the Company in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business or consisting of Capitalized Lease Obligations, provided that
     (i) at the time of the Incurrence thereof, such Indebtedness, together with any other Indebtedness Incurred during the most recently completed four fiscal quarter period in reliance upon this clause (xi) does not exceed, in the aggregate, 3% of the net sales of the Company and the Subsidiaries during the most recently completed four fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of Incurrence is prior to the end of the fourth fiscal quarter following the Issue Date) and (ii) such Indebtedness, together with all then outstanding Indebtedness Incurred in reliance upon this clause (xi) does not exceed, in the aggregate, 3% of the aggregate net sales of the Company and its Subsidiaries during the most recently completed twelve fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of Incurrence is prior to the end of the twelfth fiscal quarter following the Issue Date);

     (xii) Indebtedness arising from agreements of the Company or a Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

     (xiii) Obligations in respect of performance bonds and completion guarantees provided by the Company or any Subsidiary of the Company in the ordinary course of business;

     (xiv) Guarantees by the Company or a Subsidiary of the Company of Indebtedness Incurred by the Company or a Subsidiary of the Company so long as the Incurrence of such Indebtedness by the Company or any such Subsidiary of the Company is otherwise permitted by the terms of the Indenture;

     (xv) the Junior Subordinated Notes;

     (xvi) Indebtedness Incurred by the Company or any Subsidiary of the Company in exchange for the use of Traits as collateral made in the ordinary course of business to financial institutions which Indebtedness has a value of no less than 90% of face value of such Traits;

     (xvii) Indebtedness of the Company or a Subsidiary of the Company to a Subsidiary of the Company that is not a Wholly Owned Subsidiary in the aggregate principal amount not to exceed at any one time $10.0 million; provided that if as of any date any Person other than a Subsidiary of the Company that is not a Wholly Owned Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness; and

     (xviii) $10.0 million of other indebtedness of the Company or any of its Subsidiaries (which amount may, but need not, be Incurred in whole or in part under the Credit Agreement).

     "Permitted Investments" means: (i) Investments by the Company or any Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Subsidiary of the Company; (ii) Investments in the Company by any Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement and to the same extent that the Senior Subordinated Securities are subordinated to Senior Debt, to the Company's obligations under the Senior Subordinated Securities and this Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the provisions of Section 4.06; (viii) Investments existing on the Issue Date; (ix) Investments in an African Subsidiary in an aggregate amount not to exceed $2.0 million for which the Company is committed on the Issue Date; and
(x) additional Investments in an aggregate amount not exceeding $5.0 million.

     "Permitted Liens" means the following types of Liens:

     (i) Liens for taxes, assessments or governmental charges or claims either
     (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

     (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law Incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

     (iii) Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

     (iv) Liens securing letters of credit issued in the ordinary course of business consistent with past practice in connection with the items referred to in clause (iii), or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (v) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

     (vi) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

     (vii) any interest or title of a lessor under any Capitalized Lease
     Obligation: provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

     (viii) purchase money Liens to finance property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition:

     (ix) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (x) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (xi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

     (xii) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

     (xiii)  Liens securing Indebtedness under Currency Agreements;

     (xiv) Liens securing Acquired Indebtedness Incurred in accordance with the provisions of Section 4.03; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the Incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company:

     (xv) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries:

     (xvi) Any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company or any of its Subsidiaries of its obligations under such lease;

     (xvii) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under the Indenture and under which the Company or any of its Subsidiaries is lessee;

     (xviii) Liens placed on Traits used as collateral in exchange for loans provided to the Company or its Subsidiaries; and

     (xix) Liens in favor of the Trustee and any substantially equivalent Lien granted to any trustee or similar institution under any indenture governing Indebtedness permitted to be Incurred or outstanding under the Indenture.

     "Person" means an individual, partnership, corporation, unincorporated organization. trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Purchase Agreement" means the Master Agreement for Purchase and Sale of Shares, Assets and Liabilities, dated as of June 19, 1998, between the Company and Schlumberger, as amended by the letter agreements dated July 21, 1998, July 31, 1998 and August 28, 1998 and by Amendment No. 1 thereto dated September 30, 1998.

     "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness Incurred in accordance with the provisions of Section 4.03 (other than pursuant to clause (iv), (v), (vi), (vii), (viii), (ix), (xi) or (xvi) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium or penalty required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Senior Subordinated Securities, then such Refinancing Indebtedness shall be subordinate to the

Senior Subordinated Securities at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of September 30, 1998, among the Company, the Initial Guarantors and Schlumberger, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

     "Restricted Securities Legend" means the legend set forth in Exhibit A.

     "Roll-Over Notes" means any of the Company's Increasing Rate Senior Subordinated Notes due 2007 issued upon the Stated Maturity of the Senior Subordinated Notes pursuant to the provisions of the Securities Purchase Agreement and this Indenture.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

     "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of September 30, 1998 between the Company and Schlumberger providing for the issuance by the Company of (i) the Senior Subordinated Securities, (ii) the Junior Subordinated Notes and (iii) the Warrants.

     "Senior Debt" means, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other Obligations with respect to, any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, Incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Senior Subordinated Securities. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other monetary obligations of the Company owing in respect of, (x) the Credit Agreement, the ESOP Credit Agreement and the Senior Notes, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) Currency Agreements, in each case whether outstanding on the Issue Date or thereafter Incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts Incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness Incurred in violation of the provisions of Section 4.03, (vii) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company, other than the Senior Notes.

     "Senior Subordinated Securities" has the meaning stated in the recital of this Indenture and more particularly means any Senior Subordinated Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Senior Subordinated Securities" shall include any Roll-Over Notes to be issued and exchanged for any Senior Subordinated Notes, and any Exchange Notes to be issued and exchanged for any Roll-Over Notes, pursuant to this Indenture, the Securities Purchase Agreement or the Registration Rights Agreement.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

     "Schlumberger" means Schlumberger Limited, a Netherlands Antilles corporation.

     "Stated Maturity" means, with respect to any installment of interest or principal on any Senior Subordinated Securities, the date on which such payment of interest or principal was scheduled to be paid pursuant hereto, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date scheduled for the payment thereof.

     "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Senior Subordinated Securities or the applicable Subsidiary Guarantee pursuant to written agreement.

     "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Subsidiary Guarantee" shall mean any Guarantee of the Senior Subordinated Securities by any Guarantor pursuant to Article XI.

     "Subsidiary Guarantors" means any Subsidiary of the Company which Guarantees the Senior Subordinated Securities pursuant to Article XI.

     "TIA" means the Trust Indenture Act of 1939, as amended and as in effect on the date of this Indenture.

     "Traits" means accounts receivable sold without recourse.

     "Transfer Restricted Securities" means Senior Subordinated Securities that bear or are required to bear the Restricted Securities Legend.

     "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Warrants" means the warrants to purchase shares of Common Stock of the Company issued pursuant to the Warrant Agreement and the Securities Purchase Agreement in partial payment of the purchase price under the Purchase Agreement.

     "Warrant Agreement" means the Warrant Agreement dated as of September 30, 1998 between the Company and Schlumberger.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

     SECTION 1.02.  Other Definitions.

                   Term                             Defined in Section
     --------------------------------  -----------------------------------------
     "Affiliate Transaction"................................4.07
     "Agent Members"........................................2.13(a)
     "Bankruptcy Law".......................................6.01
     "Blockage Period".....................................10.03, 12.03
     "Change of Control Offer"..............................4.08(a)
     "Change of Control Payment Date".......................4.08(c)
     "Covenant Defeasance"..................................8.01(c)
     "CUSIP"................................................2.12
     "Default Notice"......................................10.03, 12.03
     "Event of Default".....................................6.01
     "Net Proceeds Offer"...................................4.06(a)
     "Guaranteed Obligations"..............................11.01
     "Incur"................................................4.03
     "Indemnified Party"....................................7.07
     "Legal Defeasance".....................................8.01(b)
     "Legal Holiday".......................................13.08
     "Net Proceeds Offer Trigger Date"......................4.06
     "Notice of Default"....................................6.01
     "outstanding"..........................................8.01(b)
     "Paying Agent".........................................2.03
     "Net Proceeds Offer"...................................4.06(a)
     "Net Proceeds Offer Amount"............................4.06
     "Net Proceeds Offer Payment Date"......................4.06
     "Net Proceeds Trigger Date"............................4.06
     "Reference Date".......................................4.04
     "Registrar"............................................2.03
     "Replacement Assets"...................................4.06(a)
     "Restricted Payments"..................................4.04(a)
     "Securities Register"..................................2.06
     "Senior Subordinated Notes".....................Recitals
     "Surviving Entity".....................................5.01
     "Trustee"..............................................8.03

     SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Senior Subordinated Securities.

     "indenture security holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company and any other obligor on the Senior Subordinated Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them by such definitions.

     SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

             (1) a term has the meaning assigned to it;

             (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

             (3)  "or" is not exclusive;

             (4) "including" means including without limitation;

             (5) words in the singular include the plural and words in the plural include the singular; and

             (6) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II

                      THE SENIOR SUBORDINATED SECURITIES
                      ----------------------------------

     SECTION 2.01. Form and Dating; Issuance. (a) The Senior Subordinated Notes issued on the date hereof and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. Any Roll-Over Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. Any Exchange Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit C, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. The Senior Subordinated Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage. Each Senior Subordinated Security shall be dated the date of its authentication. The terms of the Senior Subordinated Securities set forth in Exhibit A, Exhibit B and Exhibit C are part of the terms of this Indenture. The Senior Subordinated Securities shall be issuable only in registered form without coupons of $1,000 and integral multiples thereof, or, in the case of Additional Roll-Over Notes or Additional Exchange Notes, $100 or any integral multiple thereof (or any lesser amount to the extent necessary).

     (b) The Senior Subordinated Notes are being issued by the Company pursuant to the Securities Purchase Agreement in partial satisfaction of its payment obligations under to the Purchase Agreement. Upon initial issuance, the Senior Subordinated Notes may be represented by certificates registered in the names of the Holders or by one or more Global Senior Subordinated Securities. The aggregate principal amount of any Global Senior Subordinated Security may from time to time be increased or decreased by adjustments made on the records of the Trustee as Custodian.

     (c) On the Issue Date, the Company will issue, and the Trustee will authenticate in accordance with Section 2.02, the Senior Subordinated Notes in an aggregate principal amount of $170,000,000.

     (d) If the Company fails to refinance the Senior Subordinated Notes on or prior to the Initial Maturity Date, the Holders, subject to the provisions of this Section 2.01(d), on the Initial Maturity Date will exchange their Senior Subordinated Notes for Roll-Over Notes in an equal aggregate principal amount and the Company will issue, and the Trustee will authenticate in accordance with
Section 2.02, Roll-Over Notes in an original aggregate principal amount of $170,000,000. The obligation of the Holders to exchange their Senior Subordinated Notes for Roll-Over Notes is subject to the following conditions:
(i) the Company shall have paid in full in cash all interest accrued on the Senior Subordinated Notes through the Initial Maturity Date; (ii) no Default or Event of Default under Section 6.01(f) or (g) shall have occurred and be continuing; and (iii) no Default or Event of Default under Section 6.01(d) or
(e) shall have occurred and be continuing.

     (e) At such time as an Exchange Offer Registration Statement has been declared effective by the Commission and an Exchange Offer has been consummated as contemplated by the Registration Rights Agreement, the Company will issue, and the Trustee will authenticate in accordance with Section 2.02, Exchange Notes in an aggregate principal amount equal to the principal amount of Roll-Over Notes surrendered for exchange as contemplated by the Registration Rights Agreement.

     SECTION 2.02. Execution and Authentication. One or more Officers of the Company shall sign the Senior Subordinated Securities by manual or facsimile signature.

     If an Officer whose signature is on a Senior Subordinated Security no longer holds that office at the time the Trustee authenticates the Senior Subordinated Security, the Senior Subordinated Security shall be valid nevertheless.

     A Senior Subordinated Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Senior Subordinated Security. The signature shall be conclusive evidence that the Senior Subordinated Security has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two of its Officers (1) Senior Subordinated Notes for original issue on the date hereof in an aggregate principal amount of $170,000,000, (2) subject to Section 2.01(d), Roll-Over Notes in an aggregate principal amount of up to $170,000,000 and (3) subject to
Section 2.01(e), Exchange Notes issued upon surrender of an equal aggregate principal amount of Roll-Over Notes pursuant to the Registration Rights Agreement in an Exchange Offer. Such order shall specify the amount of the Senior Subordinated Securities to be authenticated, the date on which the original issue of Senior Subordinated Securities is to be authenticated and whether the Senior Subordinated Securities are to be Senior Subordinated Notes, Roll-Over Notes or Exchange Notes. In the case of a written order of the Company relating to the issuance of Additional Roll-Over Notes or Additional Exchange Notes, such written order shall also demonstrate the computation of the principal amount of Additional Roll-Over Notes or Additional Exchange Notes issuable to each Holder. The aggregate principal amount of Senior Subordinated Notes outstanding at any time may not exceed $170,000,000. The aggregate principal amount of Roll-Over Notes or Exchange Notes at any time outstanding may not exceed the sum of (i) $170,000,000 plus (ii) the aggregate principal amount of Additional Roll-Over Notes or Additional Exchange Notes issued by the Company pursuant to the terms hereof in respect of interest in excess of 12% per annum accrued on outstanding Roll-Over Notes or Exchange Notes (including outstanding Additional Roll-Over Notes and Additional Exchange Notes).

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Senior Subordinated Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Subordinated Securities whenever the Trustee may do so. After any such appointment, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Senior Subordinated Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Senior Subordinated Securities may be presented for payment (the "Paying Agent"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Senior Subordinated Securities.

     The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Senior Subordinated Securities, and the Trustee shall initially be the Senior Subordinated Securities Custodian with respect to the Global Senior Subordinated Securities.

     The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon not less than three Business Days' prior written notice to the Company; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

     SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Senior Subordinated Security, the Company shall deposit with the Paying Agent (or if the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Senior Subordinated Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Senior Subordinated Securities and shall notify the Trustee in writing of any default by the Company in making any such payment within one Business Day thereof. If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     Any money deposited with any Paying Agent, or then held by the Company in trust for the payment of principal or interest on any Senior Subordinated Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company, shall be discharged from such trust; and the Senior Subordinated Securityholders shall thereafter, as general unsecured creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall thereupon cease.

     SECTION 2.05. Senior Subordinated Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Senior Subordinated Securities. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Subordinated Securities.

     SECTION 2.06. Registration of Transfer and Exchange. The Senior Subordinated Securities shall be issued in registered form only. The Company shall cause to be kept at the principal corporate trust office of the Trustee a register (the "Securities Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Senior Subordinated Securities and the registration of transfer of Senior Subordinated Securities entitled to be registered or transferred as herein provided. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Senior Subordinated Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any registration of transfer or exchange pursuant to this
Section 2.06. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Senior Subordinated Securities selected for redemption (except, in the case of Senior Subordinated Securities to be redeemed in part, the portion thereof not to be redeemed) or transfers or exchanges of any Senior Subordinated Securities for a period of 15 days before a selection of Senior Subordinated Securities to be redeemed.

     Prior to the due presentation for registration of transfer of any Senior Subordinated Security, the Company, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Senior Subordinated Security is registered as the absolute owner of such Senior Subordinated Security for the purpose of receiving payment of principal of and accrued and unpaid interest on such Senior Subordinated Security and for all other purposes whatsoever, whether or not such Senior Subordinated Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     Any Holder of a Global Senior Subordinated Security shall, by acceptance of such Global Senior Subordinated Security, agree that transfers of beneficial interests in such Global Senior Subordinated Security may be effected only through the Depository, in accordance with the provisions of this Indenture and such Depository's usual procedures.

     All Senior Subordinated Securities issued upon any registration of transfer or exchange pursuant to this Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Senior Subordinated Securities surrendered upon such registration of transfer or exchange.

     SECTION 2.07. Replacement Senior Subordinated Securities. If a mutilated Senior Subordinated Security is surrendered to the Registrar or if the Holder of a Senior Subordinated

Security claims that the Senior Subordinated Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Senior Subordinated Security if the Holder satisfies any reasonable requirements of the Trustee and the Company including evidence of the destruction, loss or theft of the Senior Subordinated Security. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Senior Subordinated Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Senior Subordinated Security, including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Senior Subordinated Security has become or is about to become due and payable, the Company in its discretion may pay such Senior Subordinated Security instead of issuing a new Senior Subordinated Security in replacement thereof.

     Every replacement Senior Subordinated Security is an additional obligation of the Company.

     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Senior Subordinated Securities.

     SECTION 2.08. Outstanding Senior Subordinated Securities. The Senior Subordinated Securities outstanding at any time are all Senior Subordinated Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Senior Subordinated Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Subordinated Security.

     If a Senior Subordinated Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Senior Subordinated Security is held by a protected purchaser (as defined in Article 8 of the Uniform Commercial Code).

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Senior Subordinated Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders of Senior Subordinated Securities on that date pursuant to the terms of this Indenture, then on and after that date such Senior Subordinated Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.09. Temporary Senior Subordinated Securities. Until definitive Senior Subordinated Securities and Global Senior Subordinated Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Subordinated Securities. Temporary Senior Subordinated Securities shall be substantially in the form of definitive Senior Subordinated Securities but may have variations that the Company considers appropriate for temporary Senior Subordinated Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Senior Subordinated Securities and deliver them in exchange for temporary Senior Subordinated Securities upon surrender of such temporary Senior Subordinated Securities at the office or agency of the Company, without charge to the Holder.

     SECTION 2.10. Cancellation. The Company at any time may deliver Senior Subordinated Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Senior Subordinated Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Senior Subordinated Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Senior Subordinated Securities to the Company pursuant to written direction by an Officer of the Company. The Company may not issue new Senior Subordinated Securities to replace Senior Subordinated Securities that have been redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Senior Subordinated Securities in place of canceled Senior Subordinated Securities other than pursuant to the terms of this Indenture.

     SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Senior Subordinated Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders of Senior Subordinated Securities on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder of Senior Subordinated Securities a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Senior Subordinated Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

     SECTION 2.12. CUSIP Numbers. The Company in issuing the Senior Subordinated Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Senior Subordinated Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Senior Subordinated Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

     SECTION 2.13. Book-Entry Provisions for Global Senior Subordinated Securities. If the Senior Subordinated Securities are issued in the form of a Global Senior Subordinated Security, the following provisions shall apply:

     (a) Each Global Senior Subordinated Security initially shall (i) be registered in the name of the Depository for such Global Senior Subordinated Security or the nominee of such Depository and (ii) be delivered to the Trustee as the initial Custodian for such Depository. Beneficial interests in Global Senior Subordinated Securities may be held indirectly through members of or participants in ("Agent Members") the Depository).

     Agent Members shall have no rights under this Indenture with respect to any Global Senior Subordinated Security held on their behalf by the Depository, or the Trustee as Custodian, or under such Global Senior Subordinated Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Senior Subordinated Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Senior Subordinated Security.

     (b) Transfers of a Global Senior Subordinated Security shall be limited to transfers of such Global Senior Subordinated Security in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Senior Subordinated Security may be transferred in accordance with the rules and procedures of the Depository (and Agent Member, if applicable) and the provisions of Section 2.14. The Trustee shall register the transfer of Senior Subordinated Securities to all beneficial owners in exchange for their beneficial interests in a Global Senior Subordinated Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Senior Subordinated Security or the Depository ceases to be a clearing agency registered under the Exchange Act, at a time when the Depository is required to be so registered in order to act as Depository, and in each case a successor Depository is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Senior Subordinated Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to permit such transfers.

     SECTION 2.14. Special Transfer Provisions. Unless and until a Transfer Restricted Security is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

     (a) Upon the transfer, exchange or replacement of Senior Subordinated Securities not bearing the Restricted Securities Legend, the Registrar shall deliver Senior Subordinated Securities that do not bear the Restricted Securities Legend. Upon the transfer, exchange or replacement of Senior Subordinated Securities bearing the Restricted Securities Legend, the Registrar shall deliver only Senior Subordinated Securities that bear the Restricted Securities Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (b) By its acceptance of any Senior Subordinated Security bearing the Restricted Securities Legend, each Holder of such a Senior Subordinated Security acknowledges that transfer of such Senior Subordinated Security may be restricted pursuant to the provisions of the Securities Act as set forth in the Restricted Securities Legend and agrees that it shall transfer such Senior Subordinated Security only in a transaction that is exempt from the registration requirements of the Securities Act.

                                  ARTICLE III

                                  REDEMPTION
                                  ----------

     SECTION 3.01. Notices to Trustee. If the Company elects to redeem Senior Subordinated Securities pursuant to Section 3.07 or is required to redeem Senior Subordinated Securities pursuant to Section 3.08, it shall notify the Trustee in writing of the redemption date, the principal amount of Senior Subordinated Securities to be redeemed and the paragraph of the Senior Subordinated Securities pursuant to which the redemption will occur.

     The Company shall give each notice to the Trustee provided for in this
Section 3.01 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     SECTION 3.02. Selection. If less than all of the Senior Subordinated Securities are to be redeemed at any time, selection of Senior Subordinated Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Subordinated Securities are listed, or, if the Senior Subordinated Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Senior Subordinated Security of $1,000 or less shall be redeemed in part. If any Senior Subordinated Security is to be redeemed in part only, the notice of redemption that relates to such Senior Subordinated Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Senior Subordinated Securities or portions of them called for redemption.

     SECTION 3.03. Notice. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Subordinated Securities to be redeemed at its registered address. Notices of redemption may not be conditional. The Trustee shall notify the Company promptly of the Senior Subordinated Securities or portions of Senior Subordinated Securities to be redeemed.

     The notice shall identify the Senior Subordinated Securities to be redeemed and shall state:

             (1)  the redemption date;

             (2) the redemption price;

             (3) the name and address of the Paying Agent;

             (4) that Senior Subordinated Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

             (5) if fewer than all the outstanding Senior Subordinated Securities are to be redeemed, the certificate numbers and principal amounts of the particular Senior Subordinated Securities to be redeemed;

             (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Senior Subordinated Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

             (7) the paragraph of the Senior Subordinated Securities pursuant to which the Senior Subordinated Securities called for redemption are being redeemed;

             (8) the CUSIP number, if any, printed on the Senior Subordinated Securities being redeemed; and

             (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Subordinated Securities.

     At the Company's request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03.

     SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Senior Subordinated Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Senior Subordinated Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Senior Subordinated Securities registered on the relevant record date. If mailed in the manner herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Senior Subordinated Securities to be redeemed on the redemption date other than

Senior Subordinated Securities or portions of Senior Subordinated Securities called for redemption that have been delivered by the Company to the Trustee for cancellation.

     SECTION 3.06. Senior Subordinated Securities Redeemed in Part. Upon surrender of a Senior Subordinated Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Senior Subordinated Security equal in principal amount to the unredeemed portion of the Senior Subordinated Security surrendered.

     SECTION 3.07. Optional Redemption. The Senior Subordinated Securities may be redeemed at any time, in whole or in part, at the option of the Company at a redemption price equal to the unpaid principal amount thereof plus accrued interest thereon to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

     SECTION 3.08. Mandatory Redemption. If after the Issue Date the Company or any of its Subsidiaries shall Incur any Indebtedness, other than Indebtedness Incurred under the Credit Agreement, or shall issue any Capital Stock, the Company shall redeem Senior Subordinated Securities in an aggregate principal amount equal to the principal amount of the Indebtedness so Incurred or the total price at which such Capital Stock was sold. The redemption price of the Senior Subordinated Securities so redeemed shall be equal to the unpaid principal amount thereof plus accrued interest thereon to the redemption date.

                                  ARTICLE IV

                                   COVENANTS
                                   ---------

     SECTION 4.01. Payment of Senior Subordinated Securities. The Company shall promptly pay the principal of and interest on the Senior Subordinated Securities on the dates and in the manner provided in the Senior Subordinated Securities and in this Indenture (including the payment of interest on the Roll-Over Notes or the Exchange Notes by the delivery of Additional Roll-Over Notes or Additional Exchange Notes as contemplated herein and in the Indenture). Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (but only if other than the Company) holds by 10:00 a.m., New York City time, in accordance with this Indenture available funds (or Additional Roll-Over Notes or Additional Exchange Notes, in the case of interest in excess of 12% per annum) sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders of Senior Subordinated Securities on that date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate specified therefor in the Senior Subordinated Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02.  Reports.  The Company will deliver to the Trustee, within
15 day after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA (S) 3 14(a).

     SECTION 4.03. Incurrence of Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "Incur") any Indebtedness (other than Permitted Indebtedness): provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the Incurrence of any such Indebtedness the Company may Incur Indebtedness (including Acquired Indebtedness) and Subsidiaries of the Company may Incur Acquired Indebtedness, in each case if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.00 to 1.00 if Incurred on or prior to the second anniversary of the Issue Date or greater than 2.25 to 1.00 if Incurred thereafter.

     SECTION 4.04. Restricted Payments. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than any warrant issued by the Company in connection with the Acquisition), (c) make any Investment other than Permitted Investments) or
(d) repurchase or redeem any Indebtedness junior in right of payment to the Securities Subordinated Securities, or make any cash payments of interest thereon (other than refinancing such junior Indebtedness with debt instruments having similar payment-in-kind and subordination features) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, or (ii) the Company is not able to Incur at least $1.00 of additional Indebtedness other than Permitted Indebtedness) in compliance with the provisions of Section 4.03 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than cash, being the Fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:
(w) 50% of the cumulative Consolidated Net Earnings (or, if cumulative Consolidated Net Earnings shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date"), treating such period as a single accounting period; plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company plus (y) 100% of the net cash proceeds from the sale of Investments by the Company (other than Permitted Investments) provided that such Investment was made after the Issue Date; plus (z) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (z), any net cash proceeds from a sale of Capital Stock of the Company to the extent utilized as provided in clause (2)(ii) of the next succeeding paragraph).

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do no prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if such dividend would have been permitted on the date of declaration; or (2) the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net cash proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; or (3) dividends on, and redemptions of, the shares of the Company's preferred stock held by the trust of the Company's retirement savings plan in accordance with the terms thereof on the date of this Indenture; or (4) payments to redeem or repurchase stock or similar rights from management of the Company in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees upon the termination of employment, death or disability of any such person; provided that such redemptions or repurchases shall not exceed $1.0 million. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1) and (4) shall be included in such calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

     SECTION 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay or guarantee any Indebtedness or other obligation owed to the Company or any other Subsidiary of the Company, provided that the terms of the Credit Agreement may restrict loans or advances from the Company and those of its Subsidiaries that are borrowers under the Credit Agreement to any of the Company's Subsidiaries that are not borrowers under the Credit Agreement or Guarantees by the Company or Subsidiaries of the Company that are borrowers under the Credit Agreement of any Indebtedness or other obligation owed by any of the Company's Subsidiaries that are not borrowers under the Credit Agreement; or (c) transfer any of its property or assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) the Credit Agreement or the ESOP Credit Agreement; or (7) an agreement governing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(2), (4) or (5).

     SECTION 4.06.  Asset Sales.

     (a) The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) with respect to Asset Sales by the Company or any Wholly Owned Subsidiary of the Company, at least 80% of the consideration received by the Company or such Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof (A) to prepay any Senior Debt or Indebtedness of any Subsidiary of the Company, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties or assets that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets") or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and
(iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses
(iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Senior Subordinated Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Senior Subordinated Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds

Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph).

     (b) Notwithstanding the provisions of Section 4.06(a), the Company and its Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph to the extent (i) at least 80% of the consideration for such Asset Sale constitutes Replacement Assets and the remainder constitutes cash or Cash Equivalents and (ii) such Asset Sale is for Fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of its Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of Section 4.06(a).

     (c) Each Net Proceeds Offer will be mailed to the record Holders as shown on the Security Register within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Senior Subordinated Securities in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Senior Subordinated Securities in an amount exceeding the Net Proceeds Offer Amount, Senior Subordinated Securities of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

     Each notice of a Net Proceeds Offer pursuant to this Section 4.06 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Subordinated Securities pursuant to the Net Proceeds Offer and shall state the following terms:

          (i)    that the Net Proceeds Offer is being made pursuant to this
                 Section 4.06 and that all Senior Subordinated Securities tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Senior Subordinated Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Senior Subordinated Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Subordinated Securities in denominations of $1,000 or multiples thereof shall be purchased);

          (ii) the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date; provided that the Net Proceeds Offer Payment Date for the Senior Subordinated Securities shall be a date subsequent to any payment dates for the purchase or other repayment of Senior Debt having similar provisions;

          (iii)  that any Note not tendered will continue to accrue interest;

          (iv) that unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

          (v) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date;

          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

          (vii) that Holders whose Senior Subordinated Securities are purchased only in part will be issued new Senior Subordinated Securities in a principal amount equal to the unpurchased portion of the Senior Subordinated Securities surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof,

     On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Senior Subordinated Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (c)(i) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Senior Subordinated Securities to be purchased and (iii) deliver to the Trustee Senior Subordinated Securities so accepted together with an Officers' Certificate stating the Senior Subordinated Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Senior Subordinated Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.06, the Trustee shall act as the Paying Agent.

     Any amounts remaining after the purchase of Senior Subordinated Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

     (e) The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Subordinated Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

     SECTION 4.07.  Transactions with Affiliates.

     (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under Section 4.07(b) and (y) Affiliate Transactions on terms that are no less favorable to the Company or such Subsidiary than those that could reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves aggregate payments or other property with a fair market value of more than $5.0 million, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

     (b) The restrictions set forth in Section 4.07(a) shall not apply to: (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Subsidiaries or exclusively between or among such Wholly Owned Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) Restricted Payments permitted by the Indenture; (iv) transactions permitted by, and complying with, the provisions of Article V; (v) transactions with distributors or other purchases or sales of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (vi) any management agreement as in effect as of the Issue Date or any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date and any similar agreements entered into after the Issue Date; and (vii) intercompany loans from the Company to any of its Subsidiaries; provided such loans are otherwise in compliance with the terms of the Indenture.

     SECTION 4.08.  Change of Control.

     (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Senior Subordinated Securities pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

     (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company will (i) repay in full all Indebtedness and terminate all commitments under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the Senior Subordinated Securities as provided below.

     (c) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company will send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Senior Subordinated Securities pursuant to the Change of Control Offer. Such notice shall state:

          (1)  that the Change of Control Offer is being made pursuant to this
               Section 4.08 and that all Senior Subordinated Securities tendered and not withdrawn will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date"); provided that the Change of Control Payment Date for the Senior Subordinated Securities shall be a date subsequent to any payment dates for the purchase or other repayment of Senior Debt having similar provisions;

          (3) that any Senior Subordinated Securities not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Senior Subordinated Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Senior Subordinated Security purchased pursuant to a Change of Control Offer will be required to surrender the

               Senior Subordinated Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Subordinated Securities purchased;

          (7) that Holders whose Senior Subordinated Securities are purchased only in part will be issued new Senior Subordinated Securities in a principal amount equal to the unpurchased portion of the Senior Subordinated Securities surrendered; provided that each Senior Subordinated Security purchased and each new Senior Subordinated Security issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

          (8) the circumstances and relevant facts regarding such Change of Control.

     On or before the Change of Control Payment Date, the Company shall (i) accept for payment Senior Subordinated Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Senior Subordinated Securities so tendered and (iii) deliver to the Trustee Senior Subordinated Securities so accepted together with an Officers' Certificate stating the Senior Subordinated Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Senior Subordinated Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Senior Subordinated Securities equal in principal amount to any unpurchased portion of the Senior Subordinated Securities surrendered. Any Senior Subordinated Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.08, the Trustee shall act as the Paying Agent.

     Any amounts remaining after the purchase of Senior Subordinated Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

     (d) Neither the Board of Directors of the Company nor the Trustee may waive the provisions of this Section 4.08 relating to a Holder's right to redemption upon a Change of Control. The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Subordinated Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.08 by virtue thereof.

     SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do have such knowledge, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with
Section 314(a)(4) of the TIA.

     SECTION 4.10. Preferred Stock of Subsidiaries. The Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company.

     SECTION 4.11. Liens. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, Incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Senior Subordinated Securities, the Senior Subordinated Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Senior Subordinated Securities are equally and ratably secured, except for
(A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Debt; (C) Liens securing the Senior Subordinated Securities; (D) Liens of the Company or a Wholly Owned Subsidiary of the Company on assets of any Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been Incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (y) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

     SECTION 4.12. Additional Subsidiary Guarantees. All current and future Subsidiaries of the Company that Guarantee Indebtedness under the Credit Agreement will be Subsidiary Guarantors in accordance with the terms of this Indenture. Any future Subsidiary that Guarantees Indebtedness under the Credit Agreement shall become a Subsidiary Guarantor and shall execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E pursuant to which such Subsidiary shall Guarantee payment of the Senior Subordinated Securities pursuant to Article XI.

     SECTION 4.13. No Layering. The Company will not Incur or suffer to exist Indebtedness that is senior in right of payment to the Senior Subordinated Securities and subordinate in right of payment to any other Indebtedness of the Company, except that the Senior Notes may rank senior in right of payment to the Senior Subordinated Securities and junior in right of payment to the Credit Agreement.

                                   ARTICLE V

                               SUCCESSOR COMPANY
                               -----------------

     SECTION 5.01. Merger, Consolidation or Sale of All or Substantially All Assets of the Company.

     (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and
(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all of the Senior Subordinated Securities and the performance of every covenant of the Senior Subordinated Securities, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause
(i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;
(iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     (b) Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the provisions of Section 5.01(a), in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Senior Subordinated Securities with the same effect as if such surviving entity had been named as such.

     SECTION 5.02. Merger, Consolidation or Sale of All or Substantially All Assets of a Guarantor. No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor) unless:

             (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Senior Subordinated Securities and this Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee;

             (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

             (iii) the Guarantor or such Surviving Entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Guarantor's or such other Person's Consolidated Net Worth, as the case may be, immediately prior to such transaction.

     Notwithstanding the foregoing clauses (ii) and (iii) above, (a) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to any Subsidiary Guarantor and (b) any Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another jurisdiction.

                                   ARTICLE VI

                             DEFAULTS AND REMEDIES
                             ---------------------

     SECTION 6.01. Events of Default and Remedies. The following events are "Events of Default":

             (a) the failure to pay interest on any Senior Subordinated Securities when the same becomes due and payable and such default continues for a period of 30 days (whether or not such payment shall be prohibited by the provisions of Article X);

             (b) the failure to pay the principal on any Senior Subordinated Securities when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Senior Subordinated Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer), whether or not such payment shall be prohibited by the provisions of Article X;

             (c) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of least 25% of the outstanding principal amount of the Senior Subordinated Securities (except in the case of a default with respect to the provisions of Article V, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

             (d) there shall be a default under any Indebtedness of the Company or any Subsidiary, whether such Indebtedness now exists or shall hereinafter be created, if both (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity or
     (2) relates to an obligation other than the obligation to pay such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity and (B) the amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, aggregates $10.0 million or more at any one time outstanding;

             (e) one or more judgments in an aggregate amount in excess of $5.0 million (which are not covered by third party insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

             (f) the Company or any Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a custodian of it or for any substantial part of its property; (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

             (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Subsidiary that is a Significant Subsidiary in an involuntary case; (B) appoints a custodian of the Company or any Subsidiary that is a Significant Subsidiary or for any substantial part of its property; or (C) orders the winding up or liquidation of the Company or any Subsidiary that is a Significant Subsidiary; or (D) any similar relief is granted under any foreign laws and the order or decree relating thereto remains unstayed and in effect for 60 days;

     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. For purposes of this Section 6.01, the term "custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Senior Subordinated Securities may declare the principal of and accrued interest on all the Senior Subordinated Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement or the ESOP Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or the ESOP Credit Agreement or five business days after receipt by the Company and the Representative under the Credit Agreement or the ESOP Credit Agreement of such Acceleration Notice. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Company occurs and is continuing, then all unpaid principal of and accrued and unpaid interest on all of the outstanding Senior Subordinated Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after a declaration of acceleration with respect to the Senior Subordinated Securities as described in the preceding paragraph, the Holders of a majority in principal amount of Senior Subordinated Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(f) or (g), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Senior Subordinated Securities or to enforce the performance of any provision of the Senior Subordinated Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Senior Subordinated Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Senior Subordinated Securities in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Senior Subordinated Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Senior Subordinated Securities waive any existing Default or Event of Default and its consequences except (i) a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Subordinated Securities or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Senior Subordinated Securityholder affected. When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

     SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Senior Subordinated Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders of Senior Subordinated Securities, it being understood that subject to Section 7.01 the Trustee shall have no duty or obligation to determine whether or not such actions or forbearances are unduly prejudicial to such Holders, or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal or interest when due, a Holder of Senior Subordinated Securities may not pursue any remedy with respect to this Indenture or the Senior Subordinated Securities unless:

             (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

             (2) the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Securities make a written request to the Trustee to pursue the remedy;

             (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

             (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

             (5) the Holders of a majority in aggregate principal amount of the Senior Subordinated Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on such Holder's Senior Subordinated Securities, on or after the respective due dates expressed in the Senior Subordinated Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, any Subsidiary or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

     SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

             FIRST:  to the Trustee for amounts due under Section 7.07;

             SECOND: to the holders of Senior Debt to the extent required by
     Article X;

             THIRD: to Holders for amounts due and unpaid on the Senior Subordinated Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Subordinated Securities for principal and interest, respectively; and

             FOURTH:  to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Senior Subordinated Securities.

     SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Guarantor (to the extent they may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                  THE TRUSTEE

     SECTION 7.01.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) Except during the continuance of an Event of Default:

             (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

             (1) this Section 7.01(c) does not limit the effect of Section 7.01(b);

             (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

             (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b) and (c) of this Section 7.01.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

     SECTION 7.02.  Rights of Trustee.  Subject to Section 7.01:

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

     (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Senior Subordinated Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

     (f) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

     (g) The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

     SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Subordinated Securities and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the issuance of the Senior Subordinated Securities or in the Senior Subordinated Securities other than the Trustee's certificate of authentication.

     SECTION 7.05.  Notice of Defaults.   If a Default occurs and is continuing
and if it is actually known to the Trustee, the Trustee shall mail to each Holder of Senior Subordinated Securities at the expense of the Company notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Senior Subordinated Security, the Trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Subordinated Securities. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder, except in the case of an Event of Default under
Section 6.01(a) and (b) if the Trustee is acting as the Paying Agent, unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office specified in Section 13.02, from the Company or a Holder that such Default or Event of Default has occurred.

     SECTION 7.06. Reports by Trustee to Holders. The Trustee shall transmit to the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending December 31 and shall be transmitted by the next succeeding March 1.

     A copy of each report at the time of its mailing to Holders of Senior Subordinated Securities shall be filed with the SEC and each stock exchange (if any) on which the Senior Subordinated Securities are listed. The Company agrees to notify promptly the Trustee whenever the Senior Subordinated Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as is agreed to in writing by the Trustee and Company for the Trustee's services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Guarantor, jointly but not severally, shall indemnify the Trustee and its officers, directors, shareholders, agents and employees (each, an "Indemnified Party") for and hold each Indemnified Party harmless against any and all loss, liability or expense (including reasonable attorneys' fees) Incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture or the Senior Subordinated Securities and the performance of their duties hereunder, including the cost and expense of enforcing this Indenture against the Company (including this Section 7.07), and defending itself against any claim (whether asserted by a Holder or any other person). The Trustee and its officers, directors, shareholders, agents and employees in its capacity as Paying Agent, Registrar, Custodian and agent for service of notice and demands shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company or any Subsidiary Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the Indemnified Party shall provide reasonable cooperation at the Company's expense in the defense. Such Indemnified Parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such Indemnified Parties' defense and, in such Indemnified Parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an Indemnified Party through such party's own willful misconduct, negligence or bad faith. The Company need not pay any settlement made without its consent (which consent shall not be unreasonably withheld).

     To secure the Company's payment obligations in this Section 7.07 and all other obligations to the Trustee pursuant to this Indenture, including all fees, expenses and rights to indemnification, the Trustee shall have a lien on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Senior Subordinated Securities. Such lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. The Trustee's right to receive payment of any amounts due under this Indenture shall not be subordinated to any other indebtedness of the Company and the Senior Subordinated Securities shall be subordinate to the Trustee's rights to receive such payment.

     The Company's payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Senior Subordinated Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

             (1) the Trustee fails to comply with Section 7.10;

             (2) the Trustee is adjudged bankrupt or insolvent;

             (3) a receiver or other public officer takes charge of the Trustee or its property; or

             (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Senior Subordinated Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Senior Subordinated Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Senior Subordinated Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder of Senior Subordinated Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such Person shall be qualified and eligible under this Article VII.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Senior Subordinated Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Senior Subordinated Securities so authenticated; and in case at that time any of the Senior Subordinated Securities shall not have been authenticated, any successor to the Trustee may authenticate such Senior Subordinated Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Senior Subordinated Securities or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA (S) 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

     SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                  ARTICLE VIII


                       Discharge of Indenture; Defeasance
                       ----------------------------------

     SECTION 8.01.  Legal Defeasance and Covenant Defeasance.

     (a) The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.01(b) or 8.01(c) be applied to all outstanding Senior Subordinated Securities upon compliance with the conditions set forth below in this Article VIII.

     (b) Upon the Company's exercise under Section 8.01(a) of the option applicable to this Section 8.01(b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02, be deemed to have been discharged from their obligations with respect to all outstanding Senior Subordinated Securities and any Subsidiary Guarantee on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Subordinated Securities and any Subsidiary Guarantee, which Senior Subordinated Securities and Subsidiary Guarantees shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.03 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Senior Subordinated Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Senior Subordinated Securities to receive payments in respect of the principal of and interest on such Senior Subordinated Securities, solely from the trust fund described in Section 8.02, when such payments are due, (ii) the Company's obligations with respect to the Senior Subordinated Securities under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.09, 7.07 and 7.08, which shall survive until the
Senior Subordinated Securities have been paid in full (thereafter, the Company's obligations in Section 7.07 shall survive), and (iii) this Article VIII.
Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.01(b) notwithstanding the prior exercise of its option under Section 8.01(c).

     (c) Upon the Company's exercise under Section 8.01(a) of the option applicable to this Section 8.01(c), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02, be released from their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 and Article V with respect to the outstanding Senior Subordinated Securities on and after the date the conditions set forth below are satisfied ("Covenant Defeasance"), and the Senior Subordinated Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration of act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed "outstanding" for all the other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Senior Subordinated Securities shall be unaffected thereby.

     SECTION 8.02. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.01(b) or 8.01(c) to the outstanding Senior Subordinated Securities:

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. government obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the Senior Subordinated Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with, except that the Opinion of Counsel shall speak only to clauses (ii), (iii) and (v) of this Section 8.02.

     SECTION 8.03. Deposited Money and Government Senior Subordinated Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to
Section 8.04, all money and U.S.

Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.03, the "Trustee") pursuant to Section 8.02 in respect of the outstanding Senior Subordinated Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Subordinated Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of the Senior Subordinated Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

     Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in
Section 8.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.02(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 8.04. Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Senior Subordinated Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Subordinated Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company, cause to be published once, in The New York Times (national edition) and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 8.05. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with this Article VIII by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Subordinated Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article VIII; provided, however, that, if the Company or any Guarantor makes any payment of principal of or interest on any Senior Subordinated Security following the reinstatement of its obligations, the Company or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Senior Subordinated Securities to receive such payment from the money held by the Trustee or Paying Agent.

     SECTION 8.06. Satisfaction and Discharge of Indenture. Upon the request of the Company, this Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Senior Subordinated Securities, as expressly provided for herein or pursuant hereto), the Company and the Guarantors will be discharged from their obligations under the Senior Subordinated Securities and the Subsidiary Guarantees, and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when:

     (a) either (i) all the Senior Subordinated Securities theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Senior Subordinated Securities that have been replaced or paid and Senior Subordinated Securities that have been subject to defeasance under this Article
VIII) have been delivered to the Trustee for cancellation or (ii) all Senior Subordinated Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge, without the need to reinvest any proceeds thereof, the entire Indebtedness on such Senior Subordinated Securities not theretofore delivered to the Trustee for cancellation, for principal and interest on the Senior Subordinated Securities to the date of such deposit (in the case of Senior Subordinated Securities that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

     (b) the Company has paid or caused to be paid all sums payable under the Indenture by the Company; and

     (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section 8.06, the obligations of the Trustee under Section 8.06 and Section 2.04 shall survive.

                                   ARTICLE IX


                                   Amendments
                                   ----------

     SECTION 9.01. Without Consent of Holders. From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend this Indenture or the Senior Subordinated Securities for the following purposes, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. As to such matters, the Trustee shall be entitled to rely, and shall be protected in relying, upon an Opinion of Counsel.

             (1) to cure any ambiguity, defect or inconsistency;

             (2) to provide for uncertificated Senior Subordinated Securities in addition to or in place of certificated Senior Subordinated Securities (provided that the uncertificated Senior Subordinated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Senior Subordinated Securities are described in Section 163(f)(2)(B) of the Code);

             (3) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Senior Subordinated Securities in the case of a merger, consolidation or sale of assets;

             (4) to release any Subsidiary Guarantee in accordance with the provisions of this Indenture;

             (5) to provide for additional Guarantors;

             (6) to make any change that would provide any additional rights or benefits to the Holders of Senior Subordinated Securities or that does not adversely affect the legal rights under this Indenture of any such Holder; or

             (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

     After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders of Senior Subordinated Securities a notice briefly describing such amendment. The failure to give such notice to all Holders of Senior Subordinated Securities, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

     SECTION 9.02. With Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture or the Senior Subordinated Securities with the written consent of the Holders of at least a majority in principal amount of the Senior Subordinated Securities. However, without the consent of each affected Holder of a Senior Subordinated Security, an amendment may not:

             (i) reduce the principal amount of Senior Subordinated Securities whose Holders must consent to an amendment; ;

             (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Senior Subordinated Securities;

             (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Senior Subordinated Securities, or change the date on which any Senior Subordinated Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

             (iv) make any Senior Subordinated Securities payable in money other than that stated in the Senior Subordinated Securities;

             (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Holder's Senior Subordinated Securities on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Senior Subordinated Securities to waive Defaults or Events of Default;

             (vi) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Senior Subordinated Securities in a manner which adversely affects the Holders; provided, however, that it is understood that any amendment, the purpose of which is to permit the Incurrence of additional Indebtedness under the Indenture shall not be construed as adversely affecting the ranking of the Senior Subordinated Securities; or

             (viii) make any change to the Subsidiary Guarantees in any manner that adversely affects the rights of the Holders.

     In addition, without the consent of Holders of not less than 66-2/3% in aggregate principal amount of Senior Subordinated Securities then outstanding, no such amendment, supplement or waiver may amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     No amendment under this Section 9.02 may make any change that adversely affects the rights under Article X of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

     After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders of Senior Subordinated Securities a notice briefly describing such amendment. The failure to give such notice to all Holders of Senior Subordinated Securities, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Senior Subordinated Securities shall comply with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Senior Subordinated Security shall bind the Holder and every subsequent Holder of that Senior Subordinated Security or portion of the Senior Subordinated Security that evidences the same debt as the consenting Holder's Senior Subordinated Security, even if notation of the consent or waiver is not made on the Senior Subordinated Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Senior Subordinated Security or portion of the Senior Subordinated Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Senior Subordinated Securityholder. Except if otherwise specified in such amendment or waiver, an amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Senior Subordinated Securities entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

     SECTION 9.05. Notation on or Exchange of Senior Subordinated Securities. If an amendment changes the terms of a Senior Subordinated Security, the Trustee may require the Holder of the Senior Subordinated Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Senior Subordinated Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Senior Subordinated Security shall issue and the Trustee shall authenticate a new Senior Subordinated Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Senior Subordinated Security shall not affect the validity of such amendment.

     SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture that such amendment is the legal, valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

     SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Senior Subordinated Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE X

                                 Subordination
                                 -------------

     SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Senior Subordinated Securityholder by accepting a Senior Subordinated Security agrees, that the Indebtedness evidenced by the Senior Subordinated Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt, whether outstanding on the Issue Date or thereafter Incurred, and that the subordination is for the benefit of and enforceable by the holders of Senior Debt. All provisions of this Article X shall be subject to Section 10.12.

     SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, by the Company or any of its Subsidiaries before any payment or distribution of any kind or character is made on account of any Obligations on the Senior Subordinated Securities, or for the acquisition by the Company or any of its Subsidiaries of any of the Senior Subordinated Securities for cash or property. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment of any kind or character (other than payments by a trust previously established pursuant to the provisions of Article VIII) shall be made by the Company or any of its Subsidiaries with respect to any Obligations on the Senior Subordinated Securities or to acquire any of the Senior Subordinated Securities for cash or property.

     SECTION 10.03. Default on Senior Debt. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any of its Subsidiaries shall (x) make any payment of any kind or character (other than payments by a trust previously established pursuant to the provisions of Article VIII) with respect to any Obligations on the Senior Subordinated Notes or (y) acquire any of the Senior Subordinated Notes for cash or property. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date of the commencement of the Blockage Period, and only one such Blockage Period may be commenced within any 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     SECTION 10.04. Acceleration of Payment of Senior Subordinated Securities. If payment of the Senior Subordinated Securities is accelerated because of an Event of Default, the Company shall promptly notify the Representative of the lenders under the Credit Agreement of the acceleration. If any Indebtedness under the Credit Agreement is outstanding, the Company may not make any payment on account of such accelerated Senior Subordinated Securities until five Business Days after such holders of such Indebtedness receive notice of such acceleration and, thereafter, may pay the Senior Subordinated Securities only if this Article X otherwise permits payment at that time.

     SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Holders of Senior Subordinated Securities that because of this Article X should not have been made to them, the Holders who receive such distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

     SECTION 10.06. Subrogation. After all Senior Debt of the Company is paid in full and until the Senior Subordinated Securities are paid in full, Holders of Senior Subordinated Securities shall be subrogated to the rights of holders of Senior Debt of the Company to receive distributions applicable to Senior Debt of the Company. A distribution made under this Article X to holders of Senior Debt of the Company which otherwise would have been made to Holders of Senior Subordinated Securities is not, as between the Company and Holders of Senior Subordinated Securities, a payment by the Company on Senior Debt of the Company.

     SECTION 10.07. Relative Rights. This Article X defines the relative rights of Holders of Senior Subordinated Securities and holders of Senior Debt of the Company. Nothing in this Indenture shall:

             (1) impair, as between the Company and the Holders of Senior Subordinated Securities the obligations of the Company, which is absolute and unconditional, to pay principal of and interest on the Senior Subordinated Securities in accordance with their terms; or

             (2) prevent the Trustee or any Holder of Senior Subordinated Securities from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Company to receive distributions otherwise payable to Holders of Senior Subordinated Securities.

     SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Senior Subordinated Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

     SECTION 10.09.  Rights of Trustee and Paying Agent.  Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Senior Subordinated Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt of the Company may give the notice; provided, however, that, if an issue of Senior Debt of the Company has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of the Company (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Debt of the Company or Representative thereof.

     The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article X with respect to any Senior Debt of the Company which may at any time be held by it, to the same extent as any other holder of Senior Debt of the Company; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

     SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative (if any).

     SECTION 10.11. Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Senior Subordinated Securities by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Holders of Senior Subordinated Securities or the Trustee to accelerate the maturity of the Senior Subordinated Securities.

     SECTION 10.12. Trust Funds Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Senior Subordinated Securities shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article X, and no Holder of the Senior Subordinated Securities shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

     SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Holders of Senior Subordinated Securities shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders of Senior Subordinated Securities or (iii) upon the Representative for the holders of Senior Debt of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt of the Company and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

     SECTION 10.14. Trustee To Effectuate Subordination. Each Holder of a Senior Subordinated Security by accepting such Senior Subordinated Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of the Company as provided in this
Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

     SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Debt. With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X. The Trustee shall not be deemed to owe any fiduciary or other duty to the holders of Senior Debt of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Senior Subordinated Securities or the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article X or otherwise.

     SECTION 10.16. Reliance by Holders of Senior Debt on Subordination Provisions. Each Holder by accepting a Senior Subordinated Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company, whether such Senior Debt was created or acquired before or after the issuance of the Senior Subordinated Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

     SECTION 10.17.  Trustee's Compensation Not Prejudiced.  Nothing in this
Article X shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                   ARTICLE XI


                             SUBSIDIARY GUARANTEES
                             ---------------------

     SECTION 11.01. Subsidiary Guarantees. Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Senior Subordinated Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Senior Subordinated Securities and (b) the full and punctual performance of all other obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Senior Subordinated Securities (all of the foregoing being collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

     Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Senior Subordinated Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Senior Subordinated Securities or any other agreement or otherwise; (b) any extension or renewal of any Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Senior Subordinated Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them;
(e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor.

     Each Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

     The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Senior Subordinated Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

     Each Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest, premium and Liquidated Damages, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in

Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 11.01.

     Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section.

     SECTION 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed (after giving effect to all its Guarantees of Indebtedness under the Credit Agreement) without rendering this Indenture, as it relates to any Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     SECTION 11.03. Successors and Assigns. This Article XI shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Senior Subordinated Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

     SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                                  ARTICLE XII

                   SUBORDINATION OF THE SUBSIDIARY GUARANTEES
                   ------------------------------------------

     SECTION 12.01. Agreement To Subordinate. The Guarantor agrees, and each Senior Subordinated Securityholder by accepting a Senior Subordinated Security agrees, that such Guarantor's obligations under its Subsidiary Guarantee are subordinated in right in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash or Cash Equivalents of all Obligations on Guarantor Senior Debt, whether outstanding on the Issue Date or thereafter Incurred, and that the subordination is for the benefit of and enforceable by the holders of Guarantor Senior Debt. All provisions of this
Article XII shall be subject to Section 10.12.

     SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to any Guarantor or its property, whether voluntary or involuntary, all Obligations due upon all Guarantor Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, by the Company or any of its Subsidiaries before any payment or distribution of any kind or character is made on account of any Guaranteed Obligations by such Guarantor, or for the acquisition by such Guarantor of any of the Senior Subordinated Securities for cash or property. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt, no payment of any kind or character (other than payments by a trust previously established pursuant to the provisions of Article VIII) shall be made by such Guarantor with respect to any Guaranteed Obligations or to acquire any of the Senior Subordinated Securities for cash or property.

     SECTION 12.03. Default on Guarantor Senior Debt. In addition, if any other event of default occurs and is continuing with respect to any Designated Guarantor Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Guarantor Senior Debt, permitting the holders of such Designated Guarantor Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Guarantor Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Guarantor Blockage Period (as defined below), during the 180 days after the delivery of such Guarantor Default Notice (the "Guarantor Blockage Period"), such Guarantor shall not (x) make any payment of any kind or character (other than payments by a trust previously established pursuant to the provisions of Article VIII) with respect to any Guaranteed Obligations or (y) acquire any of the Senior Subordinated Securities for cash or property. Notwithstanding anything herein to the contrary, in no event will a Guarantor Blockage Period extend beyond 180 days from the date of the commencement of the Guarantor Blockage Period, and only one such Guarantor Blockage Period may be commenced within any 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Guarantor Blockage Period with respect to the Designated Senior Debt of such Guarantor shall be, or be made, the basis for commencement of a second Guarantor Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Blockage Period that, in either case, would give rise to an

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event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     SECTION 12.04. Demand for Payment. If payment of the Senior Subordinated Securities is accelerated because of an Event of Default and a demand for payment is made on a Guarantor pursuant to Article XI, the Trustee shall promptly notify the Company, and the Company shall promptly (and in no event more than five Business Days after receipt of such notice) notify the Representative of the lenders under the Credit Agreement of the acceleration.
If any Indebtedness under the Credit Agreement is outstanding, such Guarantor may not pay its Guaranteed Obligations under its Subsidiary Guarantee until five Business Days after the holders of such Indebtedness receive notice of such demand and, thereafter, may pay its Guaranteed Obligations under its Subsidiary Guarantee only if this Article XII otherwise permits payment at that time.

     SECTION 12.05. When Distribution Must Be Paid Over. If a distribution is made to holders of Senior Subordinated Securities that because of this Article XII should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Guarantor Senior Debt of the relevant Guarantor and pay it over to them as their interests may appear.

     SECTION 12.06. Subrogation. After all Guarantor Senior Debt of a Guarantor is paid in full and until the Holders of Senior Subordinated Securities are paid in full, Holders of Senior Subordinated Securities shall be subrogated to the rights of holders of Guarantor Senior Debt of such Guarantor to receive distributions applicable to Guarantor Senior Debt of such Guarantor. A distribution made under this Article XII to holders of Guarantor Senior Debt of such Guarantor which otherwise would have been made to Holders is not, as between such Guarantor and Holders of Senior Subordinated Securities, a payment by such Guarantor on Guarantor Senior Debt of such Guarantor.

     SECTION 12.07. Relative Rights. This Article XII defines the relative rights of Holders of Senior Subordinated Securities and holders of Guarantor Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between a Guarantor and Holders of Senior Subordinated Securities, the obligation of a Guarantor which is absolute and unconditional, to pay its Obligations under its Subsidiary Guarantee to the extent set forth in Article XI; or

          (2) prevent the Trustee or any Holder of Senior Subordinated Securities from exercising its available remedies upon a default by a Guarantor under its Obligations under its Subsidiary Guarantee, subject to the rights of holders of Senior Debt of such Guarantor to receive distributions otherwise payable to Holders of Senior Subordinated Securities.

     SECTION 12.08. Subordination May Not Be Impaired by a Guarantor. No right of any holder of Senior Debt of a Guarantor to enforce the subordination of the Obligations under the

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

Subsidiary Guarantee of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

     SECTION 12.09.  Rights of Trustee and Paying Agent.  Notwithstanding
Section 12.03, the Trustee or Paying Agent may continue to make payments on the Senior Subordinated Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article XII. A Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt of a Guarantor may give the notice; provided, however, that, if an issue of Guarantor Senior Debt has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Debt (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Debt or Representative thereof.

     The Trustee in its individual or any other capacity may hold Guarantor Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article XII with respect to any Guarantor Senior Debt which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Debt; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

     SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Debt, the distribution may be made and the notice given to their Representative (if any).

     SECTION 12.11. Article XII Not To Prevent Events of Default or Limit Right To Accelerate. The failure of a Guarantor to make a payment on any of its Obligations under its Subsidiary Guarantee by reason of any provision in this
Article XII shall not be construed as preventing the occurrence of a default by such Guarantor under its Subsidiary Guarantee. Nothing in this Article XII shall have any effect on the right of the Holders of Senior Subordinated Securities or the Trustee to make a demand for payment on a Guarantor pursuant to Article XII.

     SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Holders of Senior Subordinated Securities shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders of Senior Subordinated Securities or (iii) upon the Representatives for the holders of Guarantor Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other Indebtedness of a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed

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

thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XI.

     SECTION 12.13. Trustee To Effectuate Subordination. Each Holder of Senior Subordinated Securities by accepting a Senior Subordinated Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Senior Subordinated Securities and the holders of Guarantor Senior Debt of each of the Guarantors as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

     SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Debt of a Guarantor. The Trustee shall not be deemed to owe any fiduciary or other duty to the holders of Guarantor Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Senior Subordinated Securityholders or the relevant Guarantor or any other Person, money or assets to which any holders of Guarantor Senior Debt of such Guarantor shall be entitled by virtue of this Article XII or otherwise.

     SECTION 12.15. Reliance by Holders of Guarantor Senior Debt on Subordination Provisions. Each holder of a Senior Subordinated Security by accepting such Senior Subordinated Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor Senior Debt, whether such Guarantor Senior Debt was created or acquired before or after the issuance of the Senior Subordinated Securities, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Debt and such holder of Guarantor Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Debt.

                                  ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

     SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

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

          if to the Company:

          Tokheim Corporation
          1600 Wabash Avenue
          Fort Wayne, IN 46801-0360
          Attention of: Douglas K. Pinner

          if to the Trustee:

          Harris Trust and Savings Bank
          311 W. Monroe Street
          Chicago, Illinois 60606
          Attention: Indenture Trustee

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; and five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Holder of Senior Subordinated Securities shall be made in compliance with Section 313(c) of the TIA and mailed to such Holder at such Holder's address as it appears on the Security Register and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder of Senior Subordinated Securities or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 13.03. Communication by Holders with Other Holders. Holders of Senior Subordinated Securities may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Senior Subordinated Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

     SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

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

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     To the extent applicable, the Company shall comply with the provisions of TIA (S) 314(c)(3).

     SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 13.06. When Senior Subordinated Securities Disregarded. In determining whether the Holders of the required principal amount of Senior Subordinated Securities have concurred in any direction, waiver or consent, Senior Subordinated Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Subordinated Securities which the Trustee actually knows are so owned shall be so disregarded.

     SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders of Senior Subordinated Securities. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 13.09. GOVERNING LAW. THIS INDENTURE AND THE SENIOR SUBORDINATED SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN

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

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 13.10. No Recourse Against Others. A director, officer, incorporator, employee, stockholder or Affiliate as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Senior Subordinated Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Senior Subordinated Security, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Senior Subordinated Securities.

     SECTION 13.11. Successors. All agreements of the Company and each Guarantor in this Indenture and the Senior Subordinated Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

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

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                              TOKHEIM CORPORATION

                              By:___________________________
                                   Name:
                                   Title:


                              MANAGEMENT SOLUTIONS, INC.

                              By:___________________________
                                   Name:
                                   Title:


                              TOKHEIM EQUIPMENT CORPORATION

                              By:___________________________
                                   Name:
                                   Title:


                              TOKHEIM RPS, LLC


                              By:___________________________
                                   Name:
                                   Title:


                              ENVIRONTRONIC SYSTEMS, INC.


                              By:___________________________
                                   Name:
                                   Title:

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

                              SUNBELT HOSE & PETROLEUM EQUIPMENT
                              INC.,


                              By:___________________________
                                   Name:
                                   Title:


                              GASBOY INTERNATIONAL, INC.


                              By:___________________________
                                   Name:
                                   Title:


                              TOKHEIM AUTOMATION CORPORATION


                              By:___________________________
                                   Name:
                                   Title:


                              TOKHEIM INVESTMENT CORP.


                              By:___________________________
                                   Name:
                                   Title:

                              HARRIS TRUST AND SAVINGS BANK, as
                              Trustee,

                              By:___________________________
                                   Name:
                                   Title:

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